UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2026

Milestone Scientific Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14053	13-3545623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Eagle Rock Avenue Suite 403 Roseland, New Jersey	07068
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 535-2717

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
Common Stock	MLSS	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2026 (the “Effective Date”), the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Milestone Scientific Inc. (the “Company”) approved a one-time stock option exchange program (the “Exchange Program”) for outstanding stock options granted under the Company’s Amended and Restated 2020 Equity Incentive Plan (the “2020 Plan”) and the applicable award agreements thereunder, held by Eric Hines, the President and Chief Executive Officer, and Jason Papes, the Senior Vice President, Global Head of Sales and Marketing, of the Company (“Eligible Options”), all of which have exercise prices that exceed the current fair market value of the Company’s common stock (the “Common Stock”). The Exchange Program was undertaken in accordance with, and as expressly permitted by, the 2020 Plan and the applicable award agreements thereunder, and provides that such eligible participants may voluntarily elect to surrender some or all of their Eligible Options in exchange for newly granted stock options to purchase shares of the Company’s Common Stock, at an exercise price reduced to $0.31 per share (the “Reduced Exercise Price”), which exercise price equals the closing price of the Company’s Common Stock on the Effective Date (the “Repricing”). All of the Eligible Options (i) were granted under the 2020 Plan, (ii) as of the Effective Date, were held by continuing employees, (iii) had not previously been repriced and (iv) had an exercise price per share greater than the Reduced Exercise Price (the “Repriced Options”). The Repriced Options have the same vesting commencement date and expiration date as the respective Eligible Options surrendered. In addition, for each Repriced Option, the vesting schedule was modified such that the number of shares vesting on the applicable vesting commencement date was increased from 200,000 to 500,000 shares, constituting twenty-five percent (25%) of the total number of shares subject to the Repriced Option, and providing for the vesting of the remainder of the shares subject to the Repriced Options in two equal tranches of 750,000 shares on the first and second anniversaries of the applicable vesting commencement date rather than over three years from the vesting commencement date, subject to the continued employment of the grantee on the applicable vesting date and compliance with certain restrictive covenants. No other changes were made to the Repriced Options as a result of the Repricing.

The number of shares of Common Stock issuable upon the exercise of each of the Repriced Options (2.0 million shares), and the total number of shares underlying all Repriced Options (4.0 million shares), remains the same number of shares as underlying the respective Eligible Options surrendered, in accordance with the 2020 Plan. The Eligible Options previously had exercise prices ranging from $0.46 to $0.50 per share, and were granted in August 2025.

The Compensation Committee approved the Repricing after multiple discussions, careful consideration of various alternatives and a review of other applicable factors, including the diminished retention and incentive value of the Eligible Options since the onboarding of the grantees in August 2025 and that the Exchange Program would better align employee incentives with the interests of stockholders.

The Compensation Committee designed the Repricing to provide added incentive to retain and motivate the holders of the Repriced Options to continue to work in the best interests of the Company and its stockholders without incurring stock dilution resulting from additional equity grants or significant additional cash expenditures resulting from additional cash compensation.

Also on April 30, 2026, the Compensation Committee approved the grant of performance-based restricted stock units (“PRSUs”) to certain officers of the Company. The PRSUs were awarded in accordance with, and as permitted by, the 2020 Plan. As all of the PRSUs are to have the same performance milestones and other terms and conditions (other than the actual grant amounts), the Compensation Committee established a sub-plan of the 2020 Plan (the “Sub-Plan”) as the framework together with the 2020 Plan for the award of PRSUs (each, an “Award” and collectively, “Awards”), with a fixed pool of PRSUs allocated to each of the five (5) performance milestones set forth below. The award of PRSUs under the Sub-Plan is subject to stockholder approval of an amendment of the 2020 Plan to increase the number of shares covered by the 2020 Plan to account for Awards under the Sub-Plan.

The Compensation Committee may select such senior officers and directors of the Company as the Compensation Committee may designate to participate in the Sub-Plan and receive Awards from time to time. The performance period for achievement of each of the performance milestones is the four (4) year period beginning January 1, 2026 and ending December 31, 2029 (the “Performance Period”).

Subject to stockholder approval, the total aggregate number of shares of Common Stock that may be issued under the Sub-Plan upon full satisfaction of all Performance Milestones is 17,234,635 shares (the “Aggregate Pool”).

Each Award will be comprised of the following Performance Milestones and each Performance Milestone will be allocated up to the specified percentage of the Aggregate Pool:

Performance Milestone	Sub-Pool (percentage of Aggregate Pool)
Last twelve month net sales from organic growth, for existing business lines greater than $11.0 million	20%
Last twelve month net sales from organic growth, for existing business lines greater than $13.0 million	20%
Last twelve month net sales from organic growth, for existing business lines greater than $15.0 million	30%
Company’s Market Capitalization of at least $50 million	15%
“Qualified Acquisition” consummated (having more than $10 million of revenue)	15%

No one participant shall, in the aggregate under the Sub-Plan, be granted or allocated more than thirty percent (30%) of the PRSUs allocated to any Sub-Pool or under the Sub-Plan.

Subject to stockholder approval, the total aggregate number of shares of Common Stock that may be issued under the Sub-Plan in settlement of Awards granted and upon full satisfaction of all Performance Milestones with respect to such Awards is 11,202,513, which Awards have been granted to the following officers of the Company:

Name of Officer	Position	Percentage of the Aggregate Pool	Total Number of Shares of Common Stock Subject to PRSUs Awarded
Eric Hines	President and Chief Executive Officer	30%	5,170,391
Keisha Harcum	Vice President of Finance	17.5%	3,016,061
Jason Papes	Senior Vice President, Global Head of Sales and Marketing	17.5%	3,016,061

All Awards will be in the form of stock-settled PRSUs, and subject to the terms and conditions of an award agreement (consistent with the provisions of the Sub-Plan and the 2020 Plan). Each PRSU will be equivalent to one share of Common Stock and shall entitle the participant to receive from the Company at the settlement thereof applicable to such PRSU one share of Common Stock. The dollar value of shares issuable upon settlement of Awards is not calculable at this time.

Awards with respect to a Performance Milestone shall vest upon achievement of each Performance Milestone, subject to certification by the Compensation Committee that such Performance Milestone has been met, satisfaction of continued employment by the participant and the other requirements set forth in the Sub-Plan, except that any part of an Award the Performance Milestone of which (other than with respect to a Qualified Acquisition) is achieved within twelve (12) months after such grant to a participant shall be treated as if such Performance Milestone was not so achieved for such participant.

If a grantee’s service with the Company terminates for any reason prior to the achievement of the applicable Performance Milestone, the right to any portion of the Award that has not vested prior to the grantee’s termination of employment will be forfeited in full and cancelled without consideration as of the termination of employment; provided, that if a Performance Milestone is achieved while the grantee is a service provider and thereafter the grantee experiences a termination of service for any reason (except if in connection with the occurrence of a termination of employment for “cause”), such grantee shall not be deemed to have experienced a termination of service solely for purposes of determining entitlement to such Award relating to Performance Milestones achieved prior to the termination of service the achievement of which is thereafter certified by the Compensation Committee.

In the event of a participant’s termination of service for cause, or a breach in any material respect of any provision of an agreement between such participant and the Company or a violation of certain non-competition, non-disclosure or use covenants in the Sub-Plan, all Awards granted to such participant (including any vested portion thereof) shall immediately terminate and be forfeited in its entirety, and if the participant vests in any of his or her Award, within one year thereafter, the participant may, in the discretion of the Compensation Committee, be required to re-deliver to the Company the shares delivered to the participant (or if such shares have been sold, their aggregate selling price).

Upon a Change in Control (as defined in the Sub-Plan), all Awards theretofore granted shall be deemed cancelled and terminated, except that Awards corresponding to Performance Milestones achieved and certified prior to the Change in Control shall vest and settle in accordance with the Sub-Plan, and PRSUs allocated to the Market Capitalization Performance Milestone shall be based on the imputed value of the Company in such Change in Control transaction. No vesting or right to any shares or compensation will arise from any achievement of any Performance Milestone occurring after a Change in Control. Upon the forfeiture of any Award, the forfeited PRSUs cannot be re-allocated to any participant in the Sub-Plan.

The Compensation Committee designed the Sub-Plan and awards thereunder to provide added incentive to retain and motivate senior executives of the Company to continue to work in the best interests of the Company and its stockholders without incurring significant additional cash expenditures resulting from additional cash compensation, and to promote the long-term growth and profitability of the Company and its subsidiaries by providing long-term incentives to maximize stockholder value and otherwise contribute to the success of the Company.

The foregoing description of the Sub-Plan and related award agreement is qualified in its entirety by reference to the Sub-Plan and form of award agreement, copies of which are filed herewith.

The foregoing disclosure is provided pursuant to Item 5.02(e) of Form 8-K.

Item 9.01 — Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Option Exchange and Surrender Agreement
10.2	Form of Notice of Stock Option Grant; Stock Option Agreement (for Repriced Options)
10.3	2026 Performance Incentive Sub-Plan to the Amended and Restated 2020 Equity Incentive Plan
10.4	Form of Award Agreement under 2026 Performance Incentive Sub-Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILESTONE SCIENTIFIC INC.

Dated: May 6, 2026	By:	/s/ Eric Hines
Eric Hines
Chief Executive Officer